T. ROWE PRICE INTERMEDIATE TAX-FREE HIGH YIELD FUND, INC.

POWER OF ATTORNEY

 RESOLVED, that the Corporation does hereby constitute and authorize Edward C. Bernard, Margery K. Neale and David Oestreicher, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933, as amended, of shares of the Corporation, to be offered by the Corporation and the registration of the Corporation under the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the name of the Corporation on its behalf, and to sign the names of each of such directors and officers on his behalf as such director or officer to any (i) Registration Statement on Form N-1A or N-14 of the Corporation filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended; (ii) Registration Statement on Form N-1A or N-14 of the Corporation under the Investment Company Act of 1940, as amended; (iii) amendment or supplement (including, but not limited to, Post-Effective Amendments adding additional series or classes of the Corporation) to said Registration Statement; and (iv) instruments or documents filed or to be filed as a part of or in connection with such Registration Statement, including Articles Supplementary, Articles of Amendment, and other instruments with respect to the Articles of Incorporation of the Corporation.

  IN WITNESS WHEREOF, the above named Corporation has caused these presents to be signed and the same attested by its Secretary, each thereunto duly authorized by its Board of Directors, and each of the undersigned has hereunto set his hand and seal as of the day set opposite his name.

ALL CORPORATIONS/TRUSTS /s/Edward C. Bernard
Edward C. Bernard /s/Gregory K. Hinkle	Chairman of the Board (Principal Executive Officer) Director	April 29, 2014
Gregory K. Hinkle /s/William R. Brody	Treasurer (Principal Financial Officer)	April 29, 2014
William R. Brody	Director	April 29, 2014

(Signatures Continued)

ALL CORPORATIONS/TRUSTS /s/Anthony W. Deering
Anthony W. Deering /s/Donald W. Dick, Jr.	Director	April 29, 2014
Donald W. Dick, Jr. /s/Bruce W. Duncan	Director	April 29, 2014
Bruce W. Duncan /s/Robert J. Gerrard, Jr.	Director	April 29, 2014
Robert J. Gerrard, Jr. /s/Michael C. Gitlin	Director	April 29, 2014
Michael C. Gitlin /s/Karen N. Horn	Director	April 29, 2014
Karen N. Horn /s/Paul F. McBride	Director	April 29, 2014
Paul F. McBride /s/Cecilia E. Rouse	Director	April 29, 2014
Cecilia E. Rouse	Director	April 29, 2014

(Signatures Continued)

ALL CORPORATIONS/TRUSTS /s/John G. Schreiber
John G. Schreiber /s/Mark R. Tercek	Director	April 29, 2014
Mark R. Tercek	Director	April 29, 2014

(Signatures Continued)

ATTEST:

/s/Patricia B. Lippert

Patricia B. Lippert, Secretary